UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2018
RED ROBIN GOURMET BURGERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable
(Former name or former address, if changed since last report.)
 ___________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(c) Appointment of Dave Hansen as Chief Accounting Officer
On October 30, 2018, the Board of Directors of Red Robin Gourmet Burgers, Inc. (the “Company”) appointed Dave Hansen, 44, to serve as Chief Accounting Officer of the Company. Mr. Hansen has served as the Vice President, Controller of the Company since March 2017 and prior to that served as the Company’s Director of Corporate Accounting since August 2013.
There are no arrangements or understandings between Mr. Hansen and any other persons, pursuant to which he was appointed as Chief Accounting Officer, no family relationships among any of the Company’s directors or executive officers and Mr. Hansen, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.
In connection with the appointment to his new position, Mr. Hansen’s annual base salary will be increased to $240,000 effective October 22, 2018. He will continue to be eligible to participate in the Annual Corporate Bonus Plan and to receive an annual Long-Term Incentive grant at the Vice President level in each case at the same target levels, subject to adjustment to reflect his new base salary on a prorated basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                 RED ROBIN GOURMET BURGERS, INC.

Date: November 1, 2018
By:     /s/ Michael L. Kaplan
Name:    Michael L. Kaplan
Title:    Senior Vice President and Chief Legal Officer

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